                        ASSIGNMENT OF PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                    MONOGRAM DEVELOPMENT XV, LTD., AS SELLER
                                       AND
                             SERIES A, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase Agreement and Escrow Instructions (the "Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

      DATE OF AGREEMENT: September 30, 2005

      ORIGINAL BUYER:    Series A, LLC

      ASSIGNED TO:       Cole RA Alliance OH, LLC, a Delaware limited liability
                         company

      PROPERTY ADDRESS:  9 South Union Avenue, Alliance, OH

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

      Executed this 19th day of October, 2005.

ASSIGNOR:                              ASSIGNEE:

SERIES A, LLC,                         COLE RA ALLIANCE OH, LLC,
an Arizona limited liability company   a Delaware limited liability company

                                       By: COLE REIT ADVISORS II, LLC,
                                           a Delaware limited liability company,
By: /s/ John M. Pons                       its Manager
    --------------------
        John M. Pons
        Authorized Officer

                                                     By: /s/ John M. Pons
                                                         -----------------
                                                         John M. Pons
                                                     Its: Senior Vice President

                                                                    EXHIBIT 10.5

                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                          MONOGRAM DEVELOPMENT XV, LTD.

                                    AS SELLER

                                       AND

                                  SERIES A, LLC

                                    AS BUYER

                               SEPTEMBER 28, 2005

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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:      Dated to be effective as of September 28, 2005 (the "Effective
            Date").

PARTIES: This Purchase Agreement and Escrow Instructions is between MONOGRAM DEVELOPMENT XV, LTD., an Ohio limited liability company, as "Seller", and SERIES A, LLC, an Arizona limited liability company, as "Buyer".

      WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 9 South Union Avenue, Alliance, Ohio, as legally described on Exhibit A attached hereto (the "Real Property");

      WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 11,348 square feet (the "Building") which Building is leased to Rite Aid of Ohio, Inc. ("Tenant"), in accordance with a written lease (the "Lease"). The Real Property, the Building, the improvements to the Real Property (the "Improvements"), the personal property, if any, of Seller located on the Real Property and Seller's interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the "Property"; and

      WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the "Agreement").

      NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a "Party" and, collectively, the "Parties") hereby agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

      2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

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      3. INCLUSIONS IN PROPERTY.

            (a) The Property. The term "Property" shall also include the following:

                  (1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

                  (2) all Seller's interest in mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property and all leases thereof;

                  (3) all interest, if any, of Seller in any road adjoining the Real Property;

                  (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

                  (5) all of Seller's interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;

                  (6) all of Seller's interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Property (the "Personalty");

                  (7) Seller's interest in the Lease and security deposit, if any, now or hereafter due thereunder; and,

                  (8) all of Seller's interest, to the extent transferable, in all permits and licenses (the "Permits"), warranties, contractual rights and intangibles (including rights to the name of the Improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Property (collectively, the "Contracts").

            (b) The Transfer Documents. Except for the Personalty which shall be transferred by that certain bill of sale from Seller to Buyer, a specimen of which is attached hereto as Exhibit B (the "Bill of Sale"), the Lease which is to be transferred by that certain assignment and assumption of lease, a specimen of which is attached hereto as Exhibit C (the "Assignment of Lease"), the Permits and Contracts which are to be transferred by that certain assignment agreement, a specimen of which is attached hereto as Exhibit D (the "Assignment Agreement"), all components of the Property shall be transferred and conveyed by execution and delivery of Seller's special warranty deed, a specimen of which is attached hereto as Exhibit E (the "Deed"). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the "Transfer Documents".

      4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is Two Million One Hundred Thousand and No/100 Dollars ($2,100,000.00) (the "Purchase Price"), payable as follows:

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            (a) Twenty-Five Thousand and No/100 Dollars ($25,000.00) earnest money (the "Earnest Money Deposit") to be deposited in escrow with Lawyers Title Insurance Corporation, 1850 North Central Avenue, Suite 300, Phoenix, Arizona 85004, Attention: Mr. Allen Brown ("Escrow Agent") not later than five (5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the "Opening of Escrow"), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE"); and

            (b) Fifty-Thousand and No/100 Dollars ($50,000.00) additional earnest money to be deposited in escrow with Escrow Agent two (2) business days after the expiration of the Study Period (defined below). For purposes of this Agreement, the additional earnest money deposit shall be added to and become a part of the Earnest Money Deposit;

            (c) Two Million Twenty-Five Thousand and No/100 Dollars ($2,025,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

      5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

            (a) if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

            (b) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

            (c) if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

      6. PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the "Report") for an ALTA extended coverage title insurance policy (the "Owner's Policy") on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner's Policy as described herein. The cost of the Owner's Policy shall be paid by the Seller. Any additional costs for an extended coverage policy shall be paid by Buyer. In addition

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to the Report, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of the Report. If Buyer is dissatisfied with any exception to title as shown in the Report, then Buyer may either, by giving written notice thereof to Escrow Agent (i) on or before expiration of the Study Period (as defined below) or (ii) ten (10) days from Buyer's receipt of the Report, whichever is later, (a) cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections, in which case Seller shall (at its sole cost) remove the exceptions or objections (or, if acceptable to Buyer, obtain title insurance endorsements over the exceptions and objections) before COE. Seller shall notify Buyer in writing within ten (10) days after receiving
Buyer's written notice of disapproval of any exception, if Seller does not intend to remove (or endorse over) any such exception and/or objection. Seller's lack of response shall be deemed as Seller's affirmative commitment to remove the objectionable exceptions (or obtain title insurance endorsements over said exceptions and objections, if acceptable to Buyer) prior to COE. In the event the Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer's receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit plus interest or to provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections. If Seller serves notice to Buyer that Seller does not intend to remove such exceptions and objections before COE, Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer and all obligations shall terminate, or (ii) Buyer may waive such objections and the transaction shall close as scheduled. If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall have elected to terminate this Agreement.

      7. BUYER'S STUDY PERIOD.

            (a) The Study Period. Buyer shall have until 5:00 p.m. MST on October 7, 2005 (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer's right to: (i) review and approve the Survey, the Lease, Seller's operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Real Property and Building (collectively, "Buyer's Diligence"). Buyer's Diligence does not include the right to do sampling, testing or borings without Seller's advance consent thereto.

            (b) Right of Entry. Subject to the prior rights of the Tenant in the Property and any rights of the tenant pursuant to the Oil & Gas Lease (as defined below), Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Property, at reasonable times with reasonable prior notice during the Study Period, to conduct

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Buyer's Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of Buyer's Diligence. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

            (c) Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer's acceptance of Buyer's Diligence and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      8. DELIVERY OF SELLER'S DILIGENCE MATERIALS.

            (a) Deliveries to Buyer. Buyer acknowledges that it has received from Seller all written information in Seller's possession or the possession of Seller's agents relating to the leasing, operating, maintenance, construction (including the Certificate of Occupancy for the Property), repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, master planning, architectural drawings and like matters regarding the Property (collectively, "Seller's Diligence Materials").

            (b) Delivery by Buyer. If this Agreement is canceled for any reason, except Seller's willful default hereunder, Buyer agrees to (i) deliver to Seller, upon payment by Seller to Buyer of Buyer's cost thereof, copies of those investigations, studies and/or tests which Buyer may have elected to obtain and
(ii) deliver to Seller, at no cost to Seller, Seller's Diligence Materials provided to Buyer.

      9. THE SURVEY. Seller, at Seller's cost, shall, within fifteen (15) days of Opening of Escrow, cause a certified ALTA survey of the Real Property, Building and Improvements (the "Survey") to be completed by a surveyor licensed in the State of Ohio and delivered to Escrow Agent and Buyer, whereupon the legal description in the Survey shall control over the description in Exhibit A attached hereto to the extent they may be inconsistent. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon.

      10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

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      11. DELIVERY OF POSSESSION. Seller shall deliver possession of the
Property to Buyer at COE subject only to the rights of Tenant under the Lease and all other encumbrances approved or deemed approved by Buyer pursuant to
Section 6 hereof.

      12. BUYER'S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

            (a) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

            (b) the issuance of the Owner's Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

            (c) the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Additional Funds;

            (d) the deposit by Seller with Buyer prior to expiration of the Study Period of (i) an original estoppel certificate naming Buyer (or its designee) and Wachovia Bank, National Association as addressees, which certificate must be reasonably acceptable to Buyer and Seller, and (ii) a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, for the benefit of Wachovia Bank, National Association, both executed by Tenant under the Lease;

            (e) the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under the Lease;

            (f) the deposit with Escrow Agent of an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from the Owner's Policy;

            (g) the delivery by Seller to Buyer of the Certificate of Occupancy for the Improvements or a copy thereof, if available;

            (h) the deposit with Escrow Agent of a letter from Seller to the lessee under that certain Oil & Gas Lease recorded March 9, 1990 in Volume 911, Page 451 and re-recorded July 23, 1999 in Imaging No. 1999057057 of the Stark County, Ohio real property records (the "Oil & Gas Lease") requesting that future rent under said Oil & Gas Lease be paid to Buyer;

            (i) the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer; and

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            (j) delivery to Buyer of originals of the Lease, the Contracts and
Permits, if any, in the possession of Seller or Seller's agents, and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property.

If the foregoing conditions have not been satisfied or expressly waived in writing by Buyer by the specified date or COE as the case may be, such failure shall not constitute a breach or default by Seller, but Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      13. SELLER'S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that, to the best of Seller's knowledge:

            (a) there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property;

            (b) to Seller's knowledge, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

            (c) to Seller's knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

            (d) to Seller's knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

            (e) there are no suits or claims pending or to Seller's knowledge, threatened with respect to or in any manner affecting the Property, nor does Seller have actual knowledge of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

            (f) with the exception of Tenant's right of first refusal under the Lease, Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, and Seller will not enter into nor execute any such agreement without Buyer's prior written consent;

            (g) Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller's actual knowledge, there are no

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pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

            (h) subject to Tenant's right of first refusal under the Lease, this transaction will not in any way violate any other agreements to which Seller is a party;

            (i) subject to Tenant's right of first refusal under the Lease, Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            (j) Seller has no knowledge of any defaults under any of the Contracts;

            (k) subject to Tenant's right of first refusal under the Lease, no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder;

            (l) except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

            (m) all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

            (n) from the Effective Date hereof until COE or the earlier termination of this Agreement, Seller shall (i) operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, and shall perform in all material respects, its obligations under the Lease, (ii) not amend, modify or waive any material rights under the Lease, and (iii) maintain the existing or comparable insurance coverage, if any, for the Improvements which Seller is obligated to maintain under the Lease;

            (o) to Seller's knowledge, there are no proceedings pending for the increase of the assessed valuation of the Real Property;

            (r) should Seller receive notice or actual knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing;

            (s) subject to Tenant's right of first refusal under the Lease, the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

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            (t) all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of six
(6) months. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive COE for a period of six (6) months.

      14. BUYER'S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of COE that:

            (a) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            (b) there are no actions or proceedings pending or to Buyer's knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits;

            (c) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound;

            (d) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing; and

            (e) all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of six
(6) months. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees, if awarded by a court of law, which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive COE for a period of six (6) months.

      15. RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deposit with Buyer and Escrow Agent on the day immediately prior to COE Tenant's security deposit and advance rents paid/abatements, if any, and a statement as to the date to which all rents have been paid.

      16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

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            (a) the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Sage Investment Properties ("Seller's Broker");

            (b) if any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Seller's Broker), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

            (c) Seller shall be responsible for payment of a commission to Seller's Broker in an amount equal to two percent (2.0%) of the Purchase Price, which commission shall be paid at COE.

      17. CLOSE OF ESCROW. COE shall be on or before 5:00 p.m. MST on October 13, 2005, or such earlier date as Buyer may choose by giving not less than five
(5) days prior written notice to Seller and Escrow Agent.

      18. ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the Transfer Documents by providing written notice of such designation at least five (5) days prior to COE. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

      19. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of the Property which may occur prior to COE. In the event of any loss, damage or taking prior to COE, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. If Buyer waives any such loss or damage to the Property and closes escrow, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same.

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      20. REMEDIES.

            (a) Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity.

            (b) Buyer's Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller's agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

      21. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising herein in accordance with Section 20(a), the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

      22. NOTICES.

            (a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:             Monogram Development XV, Ltd.
                          c/o Leisure Investments
                          215 N. Main, Suite 221
                          West Bend, WI 53095
                          Attn: William Becker
                          Tel.: (262) 334-1640
                          Fax: (262) 334-1642

with copies to:           Godfrey & Kahn, S.C.
                          North 21 W23350 Ridgeview Pkwy.
                          Waukesha, WI 53188
                          Attn: Paul Griepentrog, Esq.
                          Tel.: (262) 951-7600
                          Fax: (262) 951-7601

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if to Buyer:              Series A, LLC
                          2555 E. Camelback Road, Suite 400
                          Phoenix, AZ 85016
                          Attn: Legal Department
                          Tel.: (602) 778-8700
                          Fax: (602) 778-8780

with copies to:           Bennett Wheeler Lytle & Cartwright, PLC
                          3838 North Central Avenue, Suite 1120
                          Phoenix, AZ 85012
                          Attn: Kevin T. Lytle, Esq.
                          Tel.: (602) 445-3434
                          Fax: (602) 266-9119

If to Escrow Agent:       Lawyers Title Insurance Corporation
                          1850 North Central Avenue, Suite 300
                          Phoenix, AZ 85004
                          Attn: Mr. Allen Brown
                          Tel.: (602) 287-3500
                          Fax: (602) 263-0433

            (b) Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telex, telegrams or telecopies, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery, and on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

      23. CLOSING COSTS.

            (a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half of the fees and costs due Escrow Agent for its services,
(iii) the transfer tax associated with the sale of the Property, if any, and
(iv) all other costs to be paid by Seller under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available

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information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

            (b) Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than two (2) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

            (c) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent's employment.

      24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

      25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

      26. Intentionally Omitted.

      27. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

      28. GOVERNING LAW. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Ohio.

      29. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its

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own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

      30. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

      31. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

      32. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

      33. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

      34. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

      35. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

      36. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

      37. AS-IS CONDITION. (a) Buyer acknowledges that Buyer will have prior to COE full and adequate right and opportunity to inspect and review the Property. Buyer's consummation of COE shall constitute conclusive evidence that Buyer is satisfied with the title and condition of the Property. In closing and completing this transaction, Buyer will have relied exclusively upon its own inspections and reviews, and not upon any representation or warranty of Seller or its agents or employees, except as specifically set forth herein;

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      (b) Except as expressly set forth herein, Buyer acknowledges and agrees:

            (i) That Seller has made no representation, warranty or guaranty, express or implied regarding the condition or state of repair of any improvements upon the Property;

            (ii) To accept the Property in its AS-IS / WHERE IS condition with all faults; and

            (iii) That the Purchase Price was determined after taking into consideration the fact that Buyer is accepting the Property in its AS-IS / WHERE IS condition;

      (c) Buyer agrees that, following COE, except as may be set forth herein, Seller shall be fully and finally released from any and all claims or liabilities against Seller relating to or arising on account of the condition of the Property.

      38. TAX DEFERRED EXCHANGE. A material part of the consideration to Buyer and Seller is that each party has the option to qualify this transaction as part of a tax deferred exchange under Section 1031 of the Internal Revenue Code. Each party agrees to cooperate with the other party and execute such documentation as reasonably requested to allow the other party to effectuate such tax deferred exchange; provided, however, that neither party shall be required to incur any additional cost or expense in connection with the other party's exchange.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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            IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:

                                          MONOGRAM DEVELOPMENT XV, LTD.,
                                          an Ohio limited liability company

                                          By: /S/ William Becker
                                              ----------------------------------

                                          Its: President

BUYER:                                    SERIES A, LLC, an Arizona limited
                                          liability company

                                          By: /S/ John M. Pons
                                              ----------------------------------

                                          Its: Senior Vice President

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                            ESCROW AGENT'S ACCEPTANCE

      The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this _____ day of ____________, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                          LAWYERS TITLE INSURANCE CORPORATION

                                          By: /S/ Allen Brown
                                              ----------------------------------

                                          Title: Escrow Agent

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             AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

      This AMENDMENT TO PURCHASE AND ESCROW INSTRUCTIONS ("AMENDMENT") is made and entered into as of this 13th day of October, 2005, by and between Monogram Development XV, Ltd. ("SELLER") and Series A, LLC ("BUYER").

      WHEREAS, Buyer and Seller entered into that certain Purchase Agreement and Escrow Instructions dated September 28, 2005 (the "SALE AGREEMENT"), for the purchase and sale of that certain parcel of land and the improvements located thereon (the "PROPERTY") as further described in the Sale Agreement; and

      WHEREAS, Buyer and Seller now desire to amend the Sale Agreement as set forth herein;

      NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for other consideration including the mutual covenants and agreements set forth herein, and the parties hereby agree as follows:

      1. Close of Escrow. The Close of Escrow, as defined in the Sale Agreement, is hereby extended to October 25, 2005.

      2.Except as expressly amended hereby, the Sale Agreement and all provisions thereof are and shall remain in full force and effect and binding upon the parties. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Sale Agreement, the terms and conditions of this Amendment shall control and govern.

      3.All capitalized terms used herein and not otherwise defined in this Amendment shall have the same meaning given such terms in the Sale Agreement.

      4.This Amendment may be signed in multiple counterparts which, when taken together, shall constitute one and the same document. This Amendment may be executed by facsimile signature.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

BUYER:                                    SELLER:

Series A, LLC                             Monogram Development XV, Ltd.
                                          By: Leisure Investments, Inc., sole
                                              member

By: /s/ John M. Pons                      By: /s/ William Becker
    ----------------------------------        ----------------------------------
Its: John M. Pons - Authorized Officer    Its: President